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As filed with the Securities and Exchange Commission on October 21, 2014.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Proteon Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2836 (Primary Standard Industrial Classification Code Number)	20-4580525 (I.R.S. Employer Identification Number)

200 West Street
Waltham, MA 02451
(781) 890-0102
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Timothy P. Noyes
Chief Executive Officer
Proteon Therapeutics, Inc.
200 West Street
Waltham, MA 02451
(781) 890-0102 x1021
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Julio E. Vega, Esq. William S. Perkins, Esq. Bingham McCutchen LLP One Federal Street Boston, MA 02110 (617) 951-8000	Patrick O'Brien, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199-3600 (617) 951-7527

          Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-198777

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, $0.001 par value per share	1,621,500	$10.00	$16,215,000	$1,885

(1)
The Registrant is registering 1,621,500 shares, including 211,500 shares of common stock issuable upon exercise of the underwriters' option to purchase additional shares, pursuant to this Registration Statement which shares are in addition to the 5,405,000 shares registered pursuant to the Registratioin Statement on Form S-1, as amended (File No. 333-198777).

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

(3)
The registration fee is based upon the public offering price.

          This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

 EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Proteon Therapeutics, Inc. (the "Registrant") is filing this Registration Statement on Form S-1 (this "Registration Statement") with the Securities and Exchange Commission (the "Commission"). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-198777) (the "Prior Registration Statement"), which the Registrant originally filed with the Commission on September 16, 2014, and which the Commission declared effective on October 21, 2014.

        The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 1,621,500 shares, 211,500 of which may be sold by the Registrant in the event the underwriters exercise their option to purchase additional shares of the Registrant's common stock. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

        The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Waltham, Commonwealth of Massachusetts on October 21, 2014.

PROTEON THERAPEUTICS, INC.
By:	/s/ TIMOTHY P. NOYES Timothy P. Noyes President & Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

/s/ TIMOTHY P. NOYES Timothy P. Noyes		President, Chief Executive Officer and Director (Principal Executive Officer)	October 21, 2014
/s/ GEORGE ELDRIDGE George Eldridge		Senior Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	October 21, 2014
* Hubert Birner, Ph.D.		Director	October 21, 2014
* John G. Freund, M.D.		Director	October 21 2014
* Tim Haines		Director	October 21, 2014
* Dmitry Kobyzev, Ph.D.		Director	October 21, 2014
* Brendan M. O'Leary, Ph.D.		Director	October 21, 2014
* Gregory D. Phelps		Director	October 21, 2014
Garen Bohlin		Director
*By:	/s/ TIMOTHY P. NOYES Timothy P. Noyes Attorney-in-fact

 EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Bingham McCutchen LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Registration Statement on Form S-1, as amended (File No. 333-198777)).

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EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SIGNATURES
EXHIBIT INDEX